                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated June 5, 1996 on our audits of the financial statements of Progenitor, Inc. (a Development Stage Company). We also consent to the reference to our firm under the caption "Experts."

                                       COOPERS & LYBRAND L.L.P.

Columbus, Ohio
August 15, 1996